UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2019

EXACTUS, INC.
(Exact name of the registrant as specified in its charter)

Nevada	000-55828	27-1085858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 NE 4th Avenue, Suite 28, Delray Beach, FL 33483
(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (804) 205-5036

4870 Sadler Road, Suite 300, Glen Allen, Virginia 23060
(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
[ ]

SECTION 8 – OTHER EVENTS

Item 8.01                        Other Events

As previously disclosed in our Current Report on Form 8-K filed January 14, 2019, a majority of our shareholders have given their written consent approving a reverse split of our common stock at a ratio of 1 for 8. We have been notified by FINRA that the market effective date for the reverse split will be March 11, 2019. Beginning March 11, 2019, our trading symbol will be changed to “EXDID” for a period of twenty business days, after which it will revert to “EXDI.” As a result of the reverse split, our common stock will have the following new CUSIP number: 30066P 201. As a result of the reverse split, our issued and outstanding shares of common stock will decrease to approximately 25,575,482 post-split shares (prior to effecting the rounding of fractional shares into whole shares) from approximately 204,603,855 pre-split shares.

SECTION 7 - REGULATION FD

Item 7.01                        Regulation FD Disclosure

On March 8, 2019, we released the press release furnished herewith as Exhibit 99.1

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                        Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

EXACTUS, INC.

Date: March 8, 2019	By:	/s/ Philip J. Young
Philip J. Young
President and Chief Executive Officer